UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2011 (January 18, 2011)
Avago Technologies Limited
(Exact name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation)	001-34428 (Commission File Number)	N/A (IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6755-7888
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 18, 2011, Avago Technologies Limited (the “Company”) and certain selling shareholders of the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Barclays Capital Inc. (the “Underwriters”) relating to the public offering and sale (the “Offering”) by the selling shareholders of 25,000,000 shares of the Company’s ordinary shares, no par value. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase such ordinary shares from selling shareholders at a price of $27.25 per share. The Company will receive no proceeds from the Offering. The ordinary shares are listed on The NASDAQ Global Select Market. The selling stockholders also granted the Underwriters a 30-day option to purchase up to an additional 3,750,000 ordinary shares to cover over-allotments, if any.
     The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-168621) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a final prospectus supplement, dated January 18, 2011, relating to the issuance and sale of the ordinary shares with the SEC.
     The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 18, 2011

5.1	Opinion of WongPartnership LLP regarding validity of ordinary shares

8.1	Opinion of WongPartnership LLP regarding tax matters

8.2	Opinion of Latham & Watkins LLP regarding tax matters

23.1	Consent of WongPartnership LLP (contained in Exhibits 5.1 and 8.1)

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 8.2)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: January 20, 2011

Avago Technologies Limited
By:	/s/ Douglas R. Bettinger
	Name:	Douglas R. Bettinger
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 18, 2011

5.1	Opinion of WongPartnership LLP regarding validity of ordinary shares

8.1	Opinion of WongPartnership LLP regarding tax matters

8.2	Opinion of Latham & Watkins LLP regarding tax matters

23.1	Consent of WongPartnership LLP (contained in Exhibits 5.1 and 8.1)

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 8.2)